UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2007

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN 55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The Tribal Council of the Cheyenne and Arapaho Tribes of Oklahoma (the “Tribes”) voted for the second time to extend the gaming management relationship between the Tribes and Southwest Casino and Hotel Corp., a wholly owned subsidiary of Southwest Casino Corporation.  The Tribal Council includes all adult enrolled members of the Tribes and is one of the four branches of government under the Tribes’ 2006 Constitution. On March 31, 2007, the members of the Tribal Council in attendance voted to approve an extension and expansion of the gaming management relationship between the Tribes and Southwest.

The Tribal Council had previously adopted resolutions on February 24, 2007 approving proposed terms for, and authorizing an attorney for the Tribes to review the final terms of, gaming management and development agreements under which Southwest will:

•                  continue to manage the Tribes’ existing Lucky Star casinos in Concho and Clinton, Oklahoma;

•                  expand the Lucky Star Concho and Clinton facilities to provide more gaming space and greater amenities;

•                  assume the management of and expand the Tribes’ existing casinos in Watonga and Canton Lake, Oklahoma; and

•                  develop and manage new gaming facilities on tribal land in four other Oklahoma cities, Seiling, Colony, Hammon and Elk City.

Under the resolutions adopted February 24th the final agreements were to be presented to the Tribal Council at the March 31st meeting for approval.  Before the March 31st Tribal Council meeting, Southwest negotiated with the attorney appointed by the Tribal Council the terms of eight new agreements: four new gaming management agreements; four agreements for expansions of existing casinos and/or development of new casinos; and an amendment to extend the current Gaming Management Agreement until the Chairman of the National Indian Gaming Commission approves the new management agreement for the Lucky Star — Concho and Lucky Star — Clinton facilities.  Southwest also provided copies of the draft gaming management agreement to the tribal Governor who declined to review the draft agreements or negotiate their terms with Southwest.  The amendment and each of the new agreements was made available to members of the Tribes before and at the March 31st Tribal Council meeting.

Under those agreements and consistent with the resolutions adopted by the Tribal Council on February 24th and March 31st, Southwest’s management relationship with the Tribes will continue for an additional 5 years beginning on the day Southwest begins management of the Tribes’ gaming facilities under the new agreements.  In addition to expanding the Lucky Star casinos managed by Southwest for the Tribes and expanding or developing casinos in six other locations, the resolutions adopted by the Tribal Council and the contracts provided at the March 31st meeting require Southwest to manage construction and pay up to $5 million of the costs of a proposed Indian Health Service clinic building out of the management fees it receives.

The Tribal Council resolutions direct the Governor of the Tribes to enter into the gaming management agreements on behalf of the Tribes within five days of final approval by the Tribal Council and direct the tribal Legislature to ratify the agreements no later than five days after the tribal Governor signs it or, if the Governor does not sign, no later than 10 days after final approval by the Tribal Council.  The tribal Governor has actively opposed any extension of our management relationship with the Tribes and has disputed the authority of the Tribal Council and the tribal legislature to cause him to take any action on a gaming management agreement or enter into a gaming management agreement without his approval.  On April 3, 2007, the tribal Governor filed a lawsuit in the Cheyenne and Arapaho district court alleging that the resolutions adopted by the Tribal Council at the March 31, 2007 and February 24, 2007 meetings violate the Tribes’ Constitution.

The validity of the February 24, 2007 Tribal Council meeting has also been challenged in the Cheyenne and Arapaho tribal court.  A tribal court judge ruled that the meeting would be considered valid until a formal hearing on the issue could be held, likely in early May.  Based on the challenge to validity of the February 24th meeting, Southwest believes the validity of the March 31, 2007 Tribal Council meeting is also likely to be challenged in tribal court.

Although we have received Tribal Council approval as discussed above, additional approvals are required to continue our management relationship with the Cheyenne and Arapaho Tribes beyond May 19, 2007.  In general, gaming management agreements between Native American tribes and management contractors must be approved by the Chairman of the National Indian Gaming Commission (NIGC) before becoming effective.  Because of the uncertainty regarding whether we will receive the required approvals and succeed in any legal action needed to proceed with the extension of our management relationship beyond May 19, 2007, we remain uncertain whether we will be able to do so.

Item 1.02  Termination of a Material Definitive Agreement

On March 30, 2007, Darrell Flyingman, Governor of the Cheyenne and Arapaho Tribes of Oklahoma, delivered a letter to Southwest Casino and Hotel Corp. alleging that Southwest had breached the terms of the Third Amended and Restated Gaming Management Agreement under which Southwest currently manages two casinos for the Cheyenne and Arapaho Tribes and notifying Southwest that the Tribes intend to terminate that agreement.  Under its current terms, this management agreement will expire on May 19, 2007.  In his letter, Governor Flyingman alleged that Southwest had breached the management agreement by interfering with or attempting to influence internal affairs or governmental decisions of the Tribes in connection with Southwest’s ongoing efforts to extend its gaming management relationship with the Tribes.

It is Southwest’s position that it has not improperly interfered with or attempted to influence internal governmental decisions of the Tribes and Southwest will challenge any effort to terminate the Gaming Management Agreement on those grounds.  Under its Gaming Management Agreement with the Tribes, Southwest is permitted to oppose, publicly or privately, any action by the Tribes that Southwest believes is not in the best interest of the Tribal gaming operations.  Southwest believes that all of the actions it has taken on behalf of the gaming operations it manages or as part of its efforts to extend its gaming management relationship with the Tribes are consistent with that provision.

Under the terms of the Gaming Management Agreement, the Tribes must give Southwest 60 days notice of a breach before termination.  Southwest has the right to cure any alleged breach during that 60-day period, and if it does so, the Tribes will not have the right to terminate the Agreement. Under the agreement, any dispute between Southwest and the Tribes regarding a breach of the agreement must be settled through binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association.  Arbitration awards may be enforced in the United States District Court for the District of Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: April 5, 2007

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President